Clearway Energy, Inc. Reports Full Year 2024 Financial Results

•Committed to approximately $450 million of new long-term corporate capital investments in 2024
•Signed agreements with Clearway Group to commit to invest in 320 MW storage hybridization portfolio and 335 MW wind repowering
•Signed binding 3rd party M&A agreement to acquire a 137 MW wind project
•Reaffirming 2025 financial guidance range
•Increased the quarterly dividend by 1.7% to $0.4312 per share in the first quarter of 2025, or $1.7248 per share annualized

PRINCETON, NJ — February 24, 2025— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported full year 2024 financial results, including Net Loss of $63 million, Adjusted EBITDA of $1,146 million, Cash from Operating Activities of $770 million, and Cash Available for Distribution (CAFD) of $425 million.

"Clearway's full year 2024 results exceeded guidance with excellent performance across all technologies in our diverse operating fleet. Since our last earnings call, we also demonstrated meaningful progress towards meeting our long-term financial objectives across multiple growth pathways, including: finalized dropdown commitments, a targeted third party asset acquisition, the launch of a next wave of project repowerings, and continued enhancement to our fleet's cashflows through accretive new contracts for our operating fleet. Through our enterprise's proactive planning and well-defined growth roadmap, we remain on a solid path to meeting our goal to deliver the midpoint or better of $2.40 to $2.60 in CAFD per share in 2027 as well as our long-term financial targets beyond 2027,” said Craig Cornelius, Clearway Energy, Inc.’s Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/24	12/31/23	12/31/24	12/31/23
Flexible Generation[1]	14	10	64	109
Renewables	(29)	(124)	31	(12)
Corporate	(33)	41	(158)	(111)
Net Income/(Loss)	$(48)	$(73)	$(63)	$(14)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/24	12/31/23	12/31/24	12/31/23
Flexible Generation	58	65	232	301
Renewables	178	142	948	787
Corporate	(8)	(6)	(34)	(30)
Adjusted EBITDA	$228	$201	$1,146	$1,058

1 Flexible Generation was formerly known as the Conventional Segment

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Twelve Months Ended
($ millions)	12/31/24	12/31/23	12/31/24	12/31/23
Cash from Operating Activities	$192	$206	$770	$702
Cash Available for Distribution (CAFD)	$40	$53	$425	$342

For the fourth quarter of 2024, the Company reported Net Loss of $48 million, Adjusted EBITDA of $228 million, Cash from Operating Activities of $192 million, and CAFD of $40 million. Net Loss decreased versus 2023 primarily due changes in mark-to-market for interest rate swaps. Adjusted EBITDA for the fourth quarter of 2024 was higher than in 2023 primarily due to contributions from growth investments. CAFD results in the fourth quarter of 2024 were lower than 2023 primarily due to timing associated with the sale of PTCs and certain vendor payments for equipment in 2023.

For the full year 2024, the Company reported Net Loss of $63 million, Adjusted EBITDA of $1,146 million, Cash from Operating Activities of $770 million, and CAFD of $425 million. Net Loss increased versus 2023 primarily due to additional depreciation and amortization from growth investments, and changes in mark-to-market for economic hedges. Adjusted EBITDA results were higher than 2023 primarily due to lower renewable production in the prior year and the contribution of growth investments in 2024 partially offset by the expiration of certain tolling agreements in the Flexible Generation fleet. CAFD results were higher than 2023 primarily due to Adjusted EBITDA results and lower debt service in the Flexible Generation fleet in 2024 coinciding with the expiration of the tolling agreements.

Operational Performance

Table 4: Selected Operating Results2

(MWh in thousands)	Three Months Ended		Twelve Months Ended
	12/31/24	12/31/23	12/31/24	12/31/23
Flexible Generation Equivalent Availability Factor	91.5%	98.0%	90.6%	90.2%
Solar MWh generated/sold	1,659	1,193	8,658	5,425
Wind MWh generated/sold	2,473	2,152	9,951	9,414
Renewables MWh generated/sold[3]	4,132	3,345	18,609	14,839

In the fourth quarter of 2024, availability at the Flexible Generation segment, formerly known as Conventional, was lower than the fourth quarter of 2023 primarily from outages at certain facilities in 2024. Generation in the Renewables segment during the fourth quarter of 2024 was 24% higher than the fourth quarter of 2023 primarily due to the contribution of growth investments and higher wind resources in certain geographies across the fleet.

2 Excludes equity method investments
3 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	12/31/2024	12/31/2023
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$138	$410
Subsidiaries	194	125
Restricted Cash:
Operating accounts	184	176
Reserves, including debt service, distributions, performance obligations and other reserves	217	340
Total Cash	$733	$1,051
Revolving credit facility availability	597	454
Total Liquidity	$1,330	$1,505

Total liquidity as of December 31, 2024 was $1,330 million, which was $175 million lower than the same period ended December 31, 2023 primarily due to the execution of growth investments.

As of December 31, 2024, the Company's liquidity included $401 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of December 31, 2024, these restricted funds were comprised of $184 million designated to fund operating expenses, approximately $37 million designated for current debt service payments, and $102 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $78 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Commercial Agreements

Mt. Storm Repowering

On February 12, 2025, the Company entered into agreements with Clearway Group to repower the Mt. Storm Wind project located in Grant County, West Virginia. Upon achieving repowering commercial operations in 2027, the project is expected to sell power to an investment grade counterparty for 20 years under an awarded power purchase agreement. The Company will have the option to invest approximately $220-230 million in long-term corporate capital, subject to closing adjustments, and Clearway Group achieving certain repowering development milestones. The repowering is estimated to contribute incremental asset CAFD on a five-year average annual basis of approximately $26-28 million beginning January 1, 2028.

Resource Adequacy Agreements at El Segundo

During the first quarter of 2025, the Company contracted with load serving entities to sell approximately 272 MW of El Segundo's Resource Adequacy commencing August 2026 and ending December 2029. El Segundo is now contracted for approximately 100% of its capacity through 2027 at terms consistent with the budgetary assumptions within the Company's 2027 CAFD per share target range.

Wildorado PPA Amendment

On December 13, 2024, the Company amended a PPA for the Wildorado wind facility with an investment-grade utility. The PPA will now be contracted through March 2030 rather than through April 2027. The PPA amendment was at terms and pricing that support the Company's goal of achieving the upper half of its 2027 CAFD per share target range.

Tuolumne Wind

On November 25, 2024, the Company entered into a binding agreement to acquire Tuolumne Wind, a 137 MW wind asset located in Klickitat County, Washington from Turlock Irrigation District. The project has a PPA with Turlock Irrigation

District, an investment-grade regulated entity, with an initial contract term of 15 years to 2040. In conjunction with the acquisition, the Company received from Turlock Irrigation District a contractual extension option to enable a potential future repowering of the project. After factoring in closing adjustments and new non-recourse project-level debt, the Company's corporate capital commitment to acquire the project is expected to be approximately $70-75 million. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $9 million beginning January 1, 2026.

Honeycomb Phase 1

On December 20, 2024, the Company, through an indirect subsidiary, entered into an agreement to invest in the Honeycomb Portfolio, four BESS facilities under construction in Utah, representing 320 MW of capacity, for approximately $78 million in cash consideration. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in 2026. The investment is underpinned by 20-year tolling agreements with an investment grade utility. The Company expects the portfolio to contribute asset CAFD on a five-year average annual basis of approximately $10 million beginning January 1, 2027.

Quarterly Dividend

On February 17, 2025, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4312 per share payable on March 17, 2025, to stockholders of record as of March 3, 2025.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2025 full year CAFD guidance range of $400 million to $440 million. The midpoint of the 2025 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a potential distribution of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On February 24, 2025, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 11.8 GW of gross capacity in 26 states, including approximately 9 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of conventional dispatchable power capacity that provide critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the Company’s dividend expectations and its operations, its facilities and its financial results, the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Clearway Energy Group and its owners, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, risks relating to the Company's relationships with its sponsors, the Company’s ability to successfully identify, evaluate, consummate or implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power production industry and power generation operations, weather conditions, including wind and solar conditions, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices, government regulation, including compliance with regulatory requirements and changes in law, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, February 24, 2025, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.
# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
(In millions, except per share amounts)	2024	2023	2022
Operating Revenues
Total operating revenues	$1,371	$1,314	$1,190
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	501	473	435
Depreciation, amortization and accretion	627	526	512
Impairment losses	—	12	16
General and administrative	39	36	40
Transaction and integration costs	8	4	7
Development costs	—	—	2
Total operating costs and expenses	1,175	1,051	1,012
Gain on sale of business	—	—	1,292
Operating Income	196	263	1,470
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	35	12	29
Other income, net	48	52	17
Loss on debt extinguishment	(5)	(6)	(2)
Interest expense	(307)	(337)	(232)
Total other expense, net	(229)	(279)	(188)
(Loss) Income Before Income Taxes	(33)	(16)	1,282
Income tax expense (benefit)	30	(2)	222
Net (Loss) Income	(63)	(14)	1,060
Less: Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(151)	(93)	478
Net Income Attributable to Clearway Energy, Inc.	$88	$79	$582
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	83	82	82
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.75	$0.67	$4.99
Dividends Per Class A Common Share	$1.65	$1.54	$1.43
Dividends Per Class C Common Share	$1.65	$1.54	$1.43

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2024	2023	2022
(In millions)
Net (Loss) Income	$(63)	$(14)	$1,060
Other Comprehensive (Loss) Income, net of tax
Unrealized (loss) gain on derivatives and changes in accumulated OCI/OCL, net of income tax (benefit) expense of $(1), $(1) and $5	(4)	(6)	28
Other comprehensive (loss) income	(4)	(6)	28
Comprehensive (Loss) Income	(67)	(20)	1,088
Less: Comprehensive (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(151)	(97)	495
Comprehensive Income Attributable to Clearway Energy, Inc.	$84	$77	$593

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$332	$535
Restricted cash	401	516
Accounts receivable — trade	164	171
Inventory	64	55
Derivative instruments	39	41
Note receivable — affiliate	—	174
Prepayments and other current assets	67	68
Total current assets	1,067	1,560
Property, plant and equipment, net	9,944	9,526
Other Assets
Equity investments in affiliates	309	360
Intangible assets for power purchase agreements, net	2,125	2,303
Other intangible assets, net	68	71
Derivative instruments	136	82
Right-of-use assets, net	547	597
Other non-current assets	133	202
Total other assets	3,318	3,615
Total Assets	$14,329	$14,701
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$430	$558
Accounts payable — trade	82	130
Accounts payable — affiliates	31	31
Derivative instruments	56	51
Accrued interest expense	53	57
Accrued expenses and other current liabilities	66	79
Total current liabilities	718	906
Other Liabilities
Long-term debt	6,750	7,479
Deferred income taxes	89	127
Derivative instruments	315	281
Long-term lease liabilities	569	627
Other non-current liabilities	324	286
Total other liabilities	8,047	8,800
Total Liabilities	8,765	9,706
Redeemable noncontrolling interest in subsidiaries	—	1
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,833,226, Class D 41,961,750) at December 31, 2024 and 202,080,794 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,391,441, Class D 42,336,750) at December 31, 2023	1	1
Additional paid-in capital	1,805	1,732
Retained earnings	254	361
Accumulated other comprehensive income	3	7
Noncontrolling interest	3,501	2,893
Total Stockholders’ Equity	5,564	4,994
Total Liabilities and Stockholders’ Equity	$14,329	$14,701

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024	2023	2022
Cash Flows from Operating Activities	(In millions)
Net (loss) income	$(63)	$(14)	$1,060
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(35)	(12)	(29)
Distributions from unconsolidated affiliates	34	30	37
Depreciation, amortization and accretion	627	526	512
Amortization of financing costs and debt discounts	14	13	14
Amortization of intangibles	182	185	172
Loss on debt extinguishment	5	6	2
Reduction in carrying amount of right-of-use assets	15	15	14
Gain on sale of business	—	—	(1,292)
Impairment losses	—	12	16
Change in deferred income taxes	25	13	194
Changes in derivative instruments and amortization of accumulated OCI/OCL	13	(2)	69
Changes in other working capital	(47)	(70)	18
Net Cash Provided by Operating Activities	770	702	787
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(678)	(45)	(71)
Acquisition of Capistrano Wind Portfolio, net of cash acquired	—	—	(223)
Capital expenditures	(287)	(212)	(112)
Payment for equipment deposit	—	(27)	—
Payment for equipment deposit and asset purchase from affiliate	—	(55)	—
Return of investments from unconsolidated affiliates	41	14	13
Decrease (increase) in note receivable — affiliate	184	(174)	—
Investments in unconsolidated affiliates	—	(28)	—
Proceeds from sale of business	—	—	1,457
Other	15	4	1
Net Cash (Used in) Provided by Investing Activities	(725)	(523)	1,065
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	1,493	1,028	60
Payments of dividends and distributions	(334)	(311)	(289)
Distributions to CEG of escrowed amounts	—	—	(64)
Tax-related distributions	(1)	(21)	(8)
Buyouts of noncontrolling interest and redeemable noncontrolling interest	(7)	(13)	—
Proceeds from the revolving credit facility	—	—	80
Payments for the revolving credit facility	—	—	(325)
Proceeds from issuance of long-term debt	466	563	244
Payments of debt issuance costs	(13)	(18)	(4)
Payments for long-term debt	(1,966)	(1,349)	(1,198)
Other	(1)	(3)	(6)
Net Cash Used in Financing Activities	(363)	(124)	(1,510)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(318)	55	342
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,051	996	654
Cash, Cash Equivalents and Restricted Cash at End of Period	$733	$1,051	$996

Supplemental Disclosures:
Interest paid, net of amount capitalized	$(324)	$(304)	$(317)
Income taxes paid, net of refunds received	(1)	(31)	(9)
Non-cash financing activity:
Non-cash adjustment for change in tax basis	61	4	(1)

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Non-controlling Interest	Total Stockholders’ Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net income	—	—	—	582	—	467	1,049
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	11	17	28
Distributions to CEG, net of contributions, non-cash	—	—	—	—	—	(4)	(4)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	16	16
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Transfer of assets under common control	—	—	(29)	—	—	(29)	(58)
Capistrano Wind Portfolio Acquisition	—	—	—	—	4	7	11
Kawailoa Sale to Clearway Renew	—	—	—	—	—	(69)	(69)
Tax-related distributions	—	—	—	—	—	(8)	(8)
Non-cash adjustment for change in tax basis	—	—	(1)	—	—	—	(1)
Stock-based compensation	—	—	1	(1)	—	—	—
Common stock dividends and distributions to CEG	—	—	(82)	(85)	—	(122)	(289)
Balances at December 31, 2022	—	1	1,761	463	9	1,792	4,026
Net income (loss)	—	—	—	79	—	(110)	(31)
Unrealized loss on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	(2)	(4)	(6)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(78)	(78)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	1,123	1,123
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(7)	(7)
Tax-related distributions	—	—	—	—	—	(21)	(21)
Transfer of assets under common control	—	—	(62)	—	—	348	286
Buyout of noncontrolling interest	—	—	16	—	—	(26)	(10)
Buyout of redeemable noncontrolling interest	—	—	10	—	—	7	17
Non-cash adjustments for change in tax basis	—	—	4	—	—	—	4
Stock-based compensation	—	—	3	(1)	—	—	2
Common stock dividends and distributions to CEG unit holders	—	—	—	(180)	—	(131)	(311)
Balances at December 31, 2023	—	1	1,732	361	7	2,893	4,994
Net income (loss)	—	—	—	88	—	(164)	(76)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	—	(4)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	194	194
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	1,321	1,321
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(1)	(1)
Tax-related distributions	—	—	—	—	—	(1)	(1)
Transfer of assets under common control	—	—	7	—	—	(600)	(593)
Buyout of noncontrolling interest	—	—	(2)	—	—	(5)	(7)
Buyout of redeemable noncontrolling interest	—	—	4	—	—	3	7
Non-cash adjustments for change in tax basis	—	—	61	—	—	—	61
Stock-based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(194)	—	(140)	(334)
Other	—	—	1	—	—	1	2
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564

Appendix Table A-1: Three Months Ended December 31, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables	Corporate	Total
Net Income (Loss)	$14	$(29)	$(33)	$(48)
Plus:	—
Income tax (benefit)/expense		1	(1)	—
Interest expense, net	9	(18)	21	12
Depreciation, amortization, and ARO	27	129	—	156
Contract amortization	4	42	—	46
Loss on debt extinguishment	—	2	—	2
Mark to Market (MtM) losses on economic hedges	1	40	—	41
Transaction and integration costs	—	—	4	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	3	11	—	14
Non-cash equity compensation	—	—	1	1
Adjusted EBITDA	$58	$178	$(8)	$228

Appendix Table A-2: Three Months Ended December 31, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables	Corporate	Total
Net Income (Loss)	$10	$(124)	$41	$(73)
Plus:
Income tax benefit	—	(2)	(67)	(69)
Interest Expense, net	7	90	18	115
Depreciation, amortization, and ARO	31	106	—	137
Contract amortization	5	41	—	46
Impairment losses and impairment on equity investment	—	12	—	12
Loss on Debt Extinguishment	—	6	—	6
Mark to Market (MtM) losses on economic hedges	6	—	—	6
Transaction and integration costs	—	—	1	1
Other non-recurring	2	3	—	5
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	4	10	—	14
Non-cash equity compensation	—	—	1	1
Adjusted EBITDA	$65	$142	$(6)	$201

Appendix Table A-3: Twelve Months Ended December 31, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables	Corporate	Total
Net Income (Loss)	64	31	(158)	$(63)
Plus:
Income tax expense	—	1	29	30
Interest expense, net	30	145	85	260
Depreciation, amortization, and ARO	115	512	—	627
Contract amortization	18	166	—	184
Loss on debt extinguishment	—	5	—	5
Mark to Market (MtM) losses/(gains) on economic hedges	(8)	44	—	36
Transaction and integration costs	—	—	8	8
Other non-recurring Items	1	8	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	12	36	—	48
Non-cash equity compensation	—	—	2	2
Adjusted EBITDA	$232	$948	$(34)	$1,146

Appendix Table A-4: Twelve Months Ended December 31, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables	Corporate	Total
Net Income (Loss)	$109	$(12)	$(111)	$(14)
Plus:
Income tax benefit	—	(2)	—	(2)
Interest expense, net	31	181	73	285
Depreciation, amortization, and ARO	129	397	—	526
Contract amortization	21	166	—	187
Impairment losses and impairment on equity investment	—	12	—	12
Loss on debt extinguishment	—	6	—	6
Mark to Market (MtM) losses/(gains) on economic hedges	3	(24)	—	(21)
Transaction and integration costs	—	—	4	4
Other non-recurring Items	(5)	8	—	3
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	13	55	—	68
Non-cash equity compensation	—	—	4	4
Adjusted EBITDA	$301	$787	$(30)	$1,058

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/24	12/31/23	12/31/24	12/31/23
Adjusted EBITDA	$228	$201	$1,146	$1,058
Cash interest paid[4]	(63)	(67)	(315)	(304)
Changes in prepaid and accrued liabilities for tolling agreements	(8)	(9)	(5)	(32)
Adjustments to reflect sale-type leases and payments for lease expenses	2	3	(3)	8
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(19)	(13)	(83)	(77)
Distributions from unconsolidated affiliates	13	13	34	30
Income tax payments	(1)	—	(1)	—
Changes in working capital and other	40	78	(3)	19
Cash from Operating Activities	192	206	770	702
Changes in working capital and other	(40)	(78)	3	(19)
Return of investment from unconsolidated affiliates[5]	3	—	13	14
Net contributions (to)/from non-controlling interest[6]	(36)	(4)	(79)	(32)
Cash receipts from notes receivable	2	—	2	—
Maintenance capital expenditures	(3)	—	(11)	(22)
Principal amortization of indebtedness[7]	(78)	(72)	(283)	(302)
Cash Available for Distribution before Adjustments	$40	$52	$415	$341
2024 Impact of drop down from timing of construction debt service; 2023 Impact of drop down from timing of construction debt service;	—	1	10	1
Cash Available for Distribution[8]	$40	$53	$425	$342

4 2024 includes $9 million related to swap breakage receipts in connection with the NIMH refinancing
5 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
6 2024 excludes $1,441 million of contributions related to the funding of Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica, Cedar Creek, and Cedro Hill; 2023 excludes $1,025 million of contributions related to the funding of Rosamond Central Battery Storage, Waiawa, Daggett, Victory Pass, Arica and Texas Solar Nova 1;
7 2024 excludes $1,391 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Rosamond Central, Victory Pass, Arica, Cedar Creek, and Dan's Mountain and $291 million for the refinancing of NIMH Solar and Capistrano portfolio; 2023 excludes $1,024 million for the repayment of construction loans in connection with Waiawa, Daggett, Cedro Hill, Victory Pass, Arica and Texas Solar Nova 1, and $24 million for the repayment of balloon at Walnut Creek Holdings;
8 2023 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Twelve Months Ended December 31, 2024, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2024:

Twelve Months Ended
($ in millions)	12/31/24
Sources:
Contributions from noncontrolling interests, net of distributions	1,493
Net Cash Provided by Operating Activities	770
Proceeds from issuance of long-term debt	466
Decrease in note receivable — affiliate	184
Return of investments from unconsolidated affiliates	41

Uses:
Payments for long-term debt	(1,966)
Acquisition of Drop Down Assets, net of cash acquired	(678)
Payments of dividends and distributions	(334)
Capital expenditures	(287)
Other net cash outflows	(7)

Change in total cash, cash equivalents, and restricted cash	$(318)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2025 Full Year Guidance Range
Net Income	(40) - 0
Income Tax Expense	(4)
Interest Expense, net	335
Depreciation, Amortization, and ARO Expense	840
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	61
Non-Cash Equity Compensation	3
Adjusted EBITDA	1,195 - 1,235
Cash interest paid	(314)
Changes in prepaid and accrued liabilities for tolling agreements	(4)
Adjustments to reflect sale-type leases and payments for lease expenses	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(83)
Cash distributions from unconsolidated affiliates[9]	46
Income Tax Payments	(2)
Cash from Operating Activities	844 - 884
Net distributions to non-controlling interest[10]	(119)
Cash receipts from notes receivable	3
Maintenance capital expenditures	(24)
Principal amortization of indebtedness[11]	(304)
Cash Available for Distribution	400 - 440

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Tuolumne wind 5 Year Ave. 2026-2030	Honeycomb Phase 1 5 Year Ave. 2027-2031	Mt Storm Repowering 5 Year Ave. 2028-2032
Net Income	7	6	19-21
Interest Expense, net	8	18	17
Depreciation, Amortization, and ARO Expense	17	19	5
Adjusted EBITDA	32	43	41-43
Cash interest paid	(8)	(18)	(17)
Cash from Operating Activities	24	25	24-26
Net distributions (to)/from non-controlling interest	—	(4)	(7)
Maintenance capital expenditures	(1)	(3)	15
Principal amortization of indebtedness	(14)	(8)	(6)
Estimated Cash Available for Distribution	9	10	26-28

9 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
10 Includes tax equity proceeds and distributions to tax equity partners
11 2025 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of December 31, 2024 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.